Exhibit 99.1 ...Press Release




                                                       FOR IMMEDIATE RELEASE
CONTACTS:

Ronald Tassello                                        Donald C. Weinberger
BALTEK CORPORATION                                     Wolfe Axelrod Weinberger
                                                       Associates LLC
(201) 767-1400                                         (212) 370-4500


                   BALTEK COMPLETES SALE OF SHRIMP OPERATIONS

NORTHVALE,  NEW JERSEY,  February  27, 2002 -- BALTEK  CORPORATION  (NASDAQ NMS:
BTEK) announced today that it completed the previously announced sale of its shrimp businesses Marines C.A. and Recorcholis S.A. to Conlorance Investments Inc.

Jacques Kohn, President of Baltek said, "This sale completes our divestiture of our seafood operations as previously planned. We can now better focus our resources on developing our continuing business which is the sale of core materials."


BALTEK CORPORATION is a world-class manufacturer and distributor of balsa wood products and other structural core materials, including PVC Foam and non-woven mat products.

Forward Looking Statements

Certain statements in this press release, the Company's quarterly report on Form 10-Q, the Annual Report on Form 10-K, the Company's press releases or in reports to stockholders constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, industries in which the Company operates, the U.S. and global economies, earnings, cash flow and operating performance and may be indicated by words or phrases such as "anticipates," "supports," "plans," "projects," "expects," "should," "forecast," "believe," "management is of the opinion" and similar words or phrases. Forward-looking statements are subject to inherent uncertainties and risks, including among others: environmental factors affecting yields at the Company's balsa plantations; increasing price and product/service competition by domestic and foreign competitors; fluctuations in the cost and availability of raw materials; economic and political conditions in Ecuador; general industry trends and growth rates, including the continued advancement in composite materials technology and its acceptance as an alternative to conventional methods of construction; and economic conditions as they affect demand for our customers' products (the Company is a raw material supplier to original equipment manufacturers and sub-tier suppliers engaged in the fabrication of composite components and assemblies). In addition, such statements could be affected by general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations. The list of factors presented here should not be considered to be a complete list of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

In light of these risks and uncertainties, actual events and results may vary significantly from those expressed or implied by such statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results and readers are cautioned not to place undue reliance on such forward-looking statements. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.


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